UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

QUICKSILVER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street

Suite 3700, Unit 19

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2012, Quicksilver Resources Inc. (“Quicksilver”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission (the “Commission”) to report its entry into an Acquisition and Exploration Agreement with SWEPI LP, a subsidiary of Royal Dutch Shell plc, (the “SWEPI Agreement”). The SWEPI Agreement was redacted based upon a request for confidential treatment filed with the Commission and was included as Exhibit 10.1 to the Initial Report. The Initial Report is hereby amended to include certain exhibits to the SWEPI Agreement, which are also redacted based upon an amended request for confidential treatment. The SWEPI Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Acquisition and Exploration Agreement, dated September 20, 2012, between Quicksilver Resources Inc. and SWEPI LP.

*	Portions of exhibit deleted pursuant to request for confidential treatment. These portions have been furnished separately to the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President – Chief Financial Offer

Date: February 8, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

10.1*	Acquisition and Exploration Agreement, dated September 20, 2012, between Quicksilver Resources Inc. and SWEPI LP.

*	Portions of exhibit deleted pursuant to request for confidential treatment. These portions have been furnished separately to the Commission.